Exhibit 10.16

Certain information marked [***] has been omitted pursuant to Item 601(a)(6) of Regulation S-K because disclosure would constitute a clearly unwarranted invasion of personal privacy.

Officer Independent Contractor Agreement

(ICA)

(EigenQ Inc. – Independent Contractor)

1. Recitals

This Independent Contractor Agreement (“Agreement”) is made effective as of March 13, 2025 (“Effective Date”) by and between:

(i) EigenQ Inc., a Delaware corporation with its principal place of business at 9175 Guilford Rd, Ste 300, Columbia, MD 21046, USA (“Company” or “EigenQ”); and

(ii) Jose R. Rosas-Bustos, an independent contractor with a principal place of business or residence at [***] (“Contractor”).

WHEREAS:

1. Nature of Business

EigenQ specializes in the research, development, and commercialization of advanced quantum technologies, including but not limited to quantum cybersecurity, quantum information processing, quantum communication, quantum sensing, and post-quantum cryptography. EigenQ’s technology solutions serve commercial enterprises, government agencies, and defense organizations globally.

2. Engagement of Contractor

The Contractor possesses specialized expertise, leadership skills, and industry experience that align closely with EigenQ’s strategic objectives and operational mandates.

3. Independent Contractor Status

EigenQ wishes to engage the Contractor as an independent contractor to provide executive-level services, subject explicitly to the terms, conditions, and covenants contained in this Agreement.

4. No Employment Relationship

Both parties explicitly recognize and agree that the Contractor’s relationship with EigenQ is strictly that of an independent contractor. The Contractor shall not be considered an employee, partner, agent, or legal representative of EigenQ and shall have no authority to act, speak, or make commitments on behalf of EigenQ unless explicitly authorized in writing by EigenQ’s Board of Directors for specific tasks or duties.

5. Compensation & SARs Agreement

The Contractor will be compensated exclusively through a Stock Appreciation Rights (SARs) Agreement, which will govern all compensation-related terms including the number of SARs, vesting conditions, and exercise rights. This SARs Agreement has not yet been executed, and the Contractor acknowledges that no SARs or equity-based compensation will be granted until a separate SARs Agreement is finalized and approved by EigenQ’s Board of Directors.

6. Reference to Other Signed Agreements

The Contractor acknowledges that they have executed separate agreements that remain in full force and effect, including but not limited to:

• Confidential Information and Invention Assignment Agreement (CIIAA), which governs confidentiality, intellectual property assignment, and non-disclosure obligations.

• Indemnification Agreement, which outlines the Contractor’s legal protections and obligations.

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NOW, THEREFORE,

In consideration of the mutual promises, covenants, and obligations set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

2. Scope of Work & Contractor Obligations

2.1. Services to be Performed

The Contractor agrees to provide strategic, managerial, and executive advisory services to

EigenQ Inc., with the role of Chief Technology Officer (CTO), including but not limited to those outlined below (Additional conditions specific to the Contractor’s role may be found in Exhibit A, according to their role):

a) Strategic leadership and oversight consistent with the Contractor’s executive role, including active participation in key business decisions, company operations, and strategic initiatives.

b) Technology development advisory, innovation management, and oversight of R&D efforts in quantum cybersecurity, quantum communication, post-quantum cryptography, quantum information processing, and quantum sensing.

c) Active contribution to fundraising activities, investor relations, strategic partnerships, and business development efforts, particularly as they pertain to Reg CF, Reg A+, Reg D fundraising, institutional investment relations, and federal defense contracting.

d) Support for the development of EigenQ’s product commercialization roadmap, including licensing, partnerships, government engagement, and expansion into enterprise and government markets.

e) Active participation in regular executive meetings, strategic planning sessions, and governance discussions, either in person or remotely, as required by the Company.

f) Execution of all duties and responsibilities consistent with the Contractor’s assigned executive officer role in compliance with EigenQ’s Board-approved policies, governance, and regulatory requirements.

2.2. Performance Obligations

The Contractor agrees to:

a) Perform all services under this Agreement diligently, professionally, and competently, adhering to industry best practices and ethical standards.

b) Dedicate the necessary time, effort, and expertise required to fulfill assigned executive duties while maintaining full alignment with EigenQ’s strategic goals and governance structure.

c) Operate in compliance with all EigenQ Board directives, corporate policies, internal controls, and applicable securities regulations.

d) Maintain continuous communication with EigenQ’s executive leadership, Board of Directors, and relevant stakeholders regarding the progress of key initiatives, strategy execution, and any material risks or concerns affecting the Company.

2.3. Compliance with Company Policies & Applicable Laws

The Contractor shall:

a) Fully comply with EigenQ’s policies, including governance, ethics, confidentiality, security, insider trading restrictions, financial integrity policies, and regulatory compliance mandates.

b) Adhere to all applicable laws and regulations in the jurisdictions where EigenQ operates, including but not limited to:

(i) U.S. Securities Laws, including SEC rules for Reg CF, Reg A+, and Reg D fundraising compliance.

(ii) Data privacy laws, including GDPR (Europe), CCPA (California), and applicable U.S. federal and state cybersecurity laws.

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(iii) Export control and trade compliance laws, including ITAR (International Traffic in Arms Regulations), EAR (Export Administration Regulations), and OFAC (Office of Foreign Assets Control) sanctions compliance.

(iv) Employment, tax, and financial reporting laws applicable to independent contractors.

c) Immediately report any known or potential legal, regulatory, or ethical violations related to the Contractor’s work at EigenQ.

2.4. Independent Contractor Status Confirmation

Both parties expressly acknowledge and confirm that:

a) The Contractor is engaged solely as an independent contractor and not as an employee, partner, agent, or legal representative of EigenQ.

b) The Contractor shall not be eligible for any employee benefits, including but not limited to health insurance, paid leave, pension contributions, or equity-based benefits outside the separate Stock Appreciation Rights (SARs) Agreement.

c) The Contractor is solely responsible for maintaining any necessary professional licenses, certifications, and tax filings required to lawfully perform services under this Agreement.

d) The Contractor shall be responsible for all taxes, levies, and governmental charges arising from compensation received under this Agreement. EigenQ shall not withhold income tax, payroll tax, or any other employment-related deductions.

2.5. No Authority to Bind the Company

The Contractor acknowledges and agrees that:

a) They do not have authority to bind EigenQ Inc. to any contract, agreement, financial obligation, or commitment unless expressly authorized in writing by the Board of Directors or the Executive Chairman.

b) Any statements made by the Contractor shall not be considered legally binding representations of EigenQ unless explicitly approved in writing by an authorized Company representative.

c) Unauthorized commitments made by the Contractor on behalf of EigenQ shall be considered void, and the Contractor may be held liable for any financial or legal consequences arising from unauthorized actions.

d) Additional conditions regarding the Contractor’s authority and approval requirements may be found in Exhibit A, according to their role.

2.6. Non-Exclusivity Clause

a) This Agreement is non-exclusive, meaning the Contractor may perform services for other entities provided that:

(i) Such work does not create a conflict of interest with EigenQ’s operations, technology, investors, or intellectual property.

(ii) The Contractor discloses in writing any potential business relationships that could impact their executive responsibilities at EigenQ.

(iii) Additional role-specific limitations or disclosure requirements may be found in Exhibit A, according to their role.

b) The Contractor must receive written approval from EigenQ’s Board of Directors before engaging with any competing entity in the fields of quantum cybersecurity, quantum computing, post-quantum cryptography, or related technologies.

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3. Compensation & Payment Terms

3.1. Compensation Structure

a) The Contractor’s compensation shall be solely in the form of Stock Appreciation Rights (SARs), subject to formal approval by the Board of Directors of EigenQ Inc. Additional compensation-related conditions may be found in Exhibit A, according to their role.

b) The specific number of SARs, vesting schedule, exercise conditions, and all related terms shall be set forth exclusively in a separate SARs Agreement, which must be executed before the Contractor accrues or becomes eligible for any SARs-based compensation.

c) The Contractor expressly acknowledges and agrees that this Independent Contractor Agreement (ICA) does not grant any equity rights, and any entitlement to SARs is conditional upon the execution of the SARs Agreement, subject to its terms and conditions.

d) The Contractor shall not be entitled to any form of cash compensation for services rendered under this Agreement, unless explicitly authorized in a separate written agreement approved by the Board.

e) No compensation of any kind, including SARs, shall be owed, granted, or accrued under this Agreement unless and until the SARs Agreement is formally approved in writing by the Board of Directors.

3.2. SARs Vesting & Forfeiture Provisions

a) The vesting and exercise conditions for SARs granted under the SARs Agreement shall be governed entirely by the SARs Agreement, including:

(i) Time-based vesting, milestone-based vesting, or liquidity event triggers.

(ii) Restrictions on SARs exercise in compliance with SEC regulations, EigenQ governance, and tax obligations.

(iii) Treatment of SARs upon termination of this Agreement, including forfeiture provisions for unvested SARs in cases of termination for cause.

b) The Contractor acknowledges that unvested SARs do not constitute a legal claim or enforceable right to equity or financial consideration in the absence of a Board-approved SARs Agreement.

3.3. Taxes & Withholding Responsibility

a) The Contractor acknowledges and agrees to assume full responsibility for all applicable federal, state, and international taxes, levies, or governmental charges arising from compensation received under this Agreement.

b) The Company shall not withhold any employment-related taxes, including but not limited to income tax, payroll tax, self-employment tax, or social security contributions, as the Contractor is engaged strictly as an independent contractor.

c) The Contractor agrees to timely file all necessary tax documentation, including IRS Form W-9 (for U.S. persons) or IRS Form W-8BEN (for non-U.S. persons), as required by U.S. tax laws.

d) The Company shall not be liable for any penalties, tax liabilities, or additional charges incurred by the Contractor for failure to comply with applicable tax laws.

3.4. Expense Reimbursement

a) The Company shall reimburse the Contractor only for pre-approved, reasonable, and necessary business expenses incurred while performing services under this Agreement. All travel-related expenses (flights, hotels, lodging, meals) require prior written approval from the CFO, Treasurer or Board of Directors, regardless of the amount.

b) Expense reimbursement shall be subject to the following conditions:

(i) The Contractor must obtain prior written approval from the Company’s CFO or Treasurer for any reimbursable expense exceeding USD $1,000.

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(ii) Expense reports must be submitted within 30 days of incurring the expense, accompanied by valid receipts and supporting documentation.

(iii) The Company shall reimburse approved expenses within 30 days of submission of a valid and complete expense report.

c) The following categories of expenses are explicitly excluded from reimbursement:

(i) Personal travel, entertainment, or meals not directly related to EigenQ business.

(ii) Costs related to personal legal, accounting, or tax advice.

(iii) Any expenses incurred without prior written approval from the CFO or Treasurer.

3.5. No Eligibility for Employee Benefits

a) The Contractor acknowledges and agrees that, as an independent contractor, they are not eligible for any employee benefits provided by the Company, including but not limited to:

(i) Health insurance, dental, or vision benefits.

(ii) Retirement plans, stock options, or 401(k) contributions.

(iii) Paid vacation, sick leave, or parental leave.

b) The Contractor expressly waives any right to claim employee benefits and agrees not to assert any claims under federal, state, or international labor or employment laws governing employer-provided benefits.

c) The Contractor further agrees not to misrepresent their classification as an independent contractor for purposes of claiming benefits, tax exemptions, or any other employment-related claims.

3.6. Reference to SARs Agreement

a) This Independent Contractor Agreement (ICA) explicitly references the separate Stock Appreciation Rights (SARs) Agreement, which shall govern all matters related to equity-based compensation.

b) The SARs Agreement shall be executed separately and shall establish the terms of SARs grants, vesting conditions, exercise rights, and forfeiture provisions.

c) In the event of any conflict between this Agreement and the SARs Agreement, the terms of the SARs Agreement shall prevail with respect to equity-based compensation.

d) The Company reserves the right to amend, modify, or terminate the SARs Agreement at any time, subject to Board approval and in compliance with applicable securities laws and regulatory requirements.

4. Confidentiality & Intellectual Property (IP)

4.1. Confidentiality Obligations

The Contractor acknowledges that they have executed a Confidential Information and Invention Assignment Agreement (CIIAA) with EigenQ Inc., which remains in full force and effect. The terms of the CIIAA, including but not limited to the definition of Confidential Information, the obligations to maintain confidentiality, and restrictions on use and disclosure, are fully incorporated into this Agreement by reference.

The Contractor reaffirms their obligations under the CIIAA and agrees that any violation of the CIIAA shall constitute a material breach of this Agreement.

4.2. Ownership of Intellectual Property & Assignment

All intellectual property rights, inventions, improvements, trade secrets, and other proprietary information developed by the Contractor during the course of performing services for EigenQ are governed by the terms of the CIIAA. To the extent necessary, the Contractor:

a) Reaffirms that all Work Product is the sole and exclusive property of EigenQ Inc.;

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b) Agrees to execute any additional documents necessary to perfect or formalize EigenQ’s ownership of Work Product, including patent applications or copyright assignments;

c) Confirms that any pre-existing intellectual property used in connection with services provided to EigenQ must be disclosed in writing and is subject to a non-exclusive, royalty-free, worldwide license granted to EigenQ.

4.3. Return or Deletion of Confidential Information Upon Termination

Upon termination of this Agreement, the Contractor shall comply with all obligations outlined in the CIIAA, including the return or destruction of all Confidential Information. The Contractor agrees to:

a) Certify in writing to EigenQ’s legal counsel that all Confidential Information has been returned or deleted;

b) Provide assistance in transitioning any intellectual property matters to ensure continued enforceability of EigenQ’s rights.

4.4. Enforcement & Remedies

The Contractor acknowledges that any breach of confidentiality, non-disclosure, or intellectual property obligations shall be subject to the enforcement mechanisms outlined in the CIIAA. In addition to the remedies provided therein, EigenQ shall be entitled to:

a) Injunctive relief to prevent or stop any unauthorized use or disclosure;

b) Legal action for damages, including consequential and punitive damages;

c) Reimbursement of all legal costs incurred in enforcing confidentiality and IP ownership rights.

5. Non-Compete, Non-Solicitation & Conflict of Interest

5.1. Restrictions on Engaging with Competitors

a) The Contractor agrees that during the term of this Agreement and for a period of twelve (12) months following its termination, they shall not, directly or indirectly, engage in, advise, own, manage, operate, control, be employed by, or provide services to any business that competes with EigenQ in the fields of quantum cybersecurity, quantum communication, post-quantum cryptography, quantum information processing, or quantum sensing, unless explicitly authorized in writing by EigenQ’s Board of Directors.

b) The restriction outlined in 5.1(a) shall apply globally, given the international nature of EigenQ’s business operations.

c) This clause shall not prevent the Contractor from holding passive investments of up to 2% in publicly traded companies that may be engaged in similar industries.

d) Additional conditions regarding non-competition, exceptions, and role-specific limitations may be found in Exhibit A, according to their role.

5.2. Non-Solicitation of Employees, Contractors, or Clients

a) During the term of this Agreement and for a period of twelve (12) months following its termination, the Contractor shall not, directly or indirectly:

i) Solicit, recruit, hire, or attempt to hire any current employee, independent contractor, consultant, or officer of EigenQ;

ii) Induce or attempt to induce any client, strategic partner, or customer of EigenQ to discontinue or reduce their business relationship with EigenQ.

b) If the Contractor’s engagement with EigenQ ends and they seek to engage with an EigenQ-affiliated company, supplier, or key customer, prior written consent must be obtained from EigenQ’s Board of Directors.

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5.3. Disclosure of Conflicts of Interest

a) The Contractor must disclose in writing to EigenQ’s Board of Directors any current or potential conflict of interest that arises during the term of this Agreement, including but not limited to (Additional disclosure obligations specific to the Contractor’s role may be found in Exhibit A, according to their role):

i) Investments, advisory roles, or business relationships with companies in related fields;

ii) Engagements with third parties that may reasonably create a conflict with the Contractor’s responsibilities at EigenQ.

b) Failure to disclose conflicts of interest may result in immediate termination of this Agreement for cause.

5.4. Exceptions & Duration of Restrictions

a) The non-compete and non-solicitation provisions outlined in this Section 5 shall remain in effect for twelve (12) months after the termination of this Agreement, unless:

i) The Contractor receives explicit written consent from EigenQ’s Board of Directors waiving certain restrictions;

ii) The Contractor’s departure from EigenQ is due to a merger, acquisition, or other corporate restructuring that eliminates the competitive relevance of these restrictions.

b) If any restriction in this Section 5 is found to be unenforceable in a particular jurisdiction, the restriction shall be modified to the maximum extent permitted by law while maintaining the intent of the Agreement.

6. Representations & Warranties

6.1. Contractor’s Authority & Legal Capacity

a) The Contractor represents and warrants that they have the full legal authority, capacity, and right to enter into this Agreement and to perform the services outlined herein without any further consent or approval.

b) The Contractor affirms that they are not subject to any contractual, legal, or regulatory restrictions that would prevent or impair their ability to fulfill the obligations under this Agreement.

c) If the Contractor is an entity (rather than an individual), the individual signing on behalf of the Contractor represents that they have the full authority to bind the entity to the terms of this Agreement.

6.2. No Pre-existing Agreements That Conflict

a) The Contractor represents and warrants that they are not bound by any prior or existing agreements, including non-compete agreements, non-solicitation clauses, confidentiality obligations, employment agreements, or consulting contracts that would prevent or restrict their ability to perform the services under this Agreement.

b) The Contractor agrees to promptly disclose to EigenQ any agreements, obligations, or restrictions that may potentially conflict with or impact their ability to execute their duties.

c) If any such conflicts arise during the term of this Agreement, the Contractor shall immediately notify EigenQ and take all reasonable steps to resolve the conflict in a manner that allows continued compliance with this Agreement.

6.3. Compliance with Laws & Industry Standards

a) The Contractor represents and warrants that they shall comply with all applicable federal, state, and international laws, regulations, and industry standards, including but not limited to:

i) U.S. securities laws (including Reg CF, Reg A+, and SEC disclosure requirements, where applicable);

ii) Data privacy laws such as GDPR (Europe), CCPA (California), and applicable cybersecurity regulations;

iii) Export control and trade compliance laws, including ITAR and EAR for restricted technologies;

iv) Employment, tax, and corporate governance regulations in all relevant jurisdictions.

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b) The Contractor agrees to maintain and, upon request, provide proof of any licenses, permits, or certifications necessary to lawfully perform the services outlined in this Agreement.

6.4. No Litigation or Legal Proceedings That Could AVect Performance

a) The Contractor represents and warrants that they are not currently involved in, nor do they have knowledge of, any pending or threatened litigation, investigation, arbitration, or legal proceeding that could materially affect their ability to perform their obligations under this Agreement.

b) If the Contractor becomes subject to any legal proceedings that could affect their performance, they must notify EigenQ immediately in writing.

c) If at any time, the Contractor’s involvement in litigation or regulatory investigations could pose a risk to EigenQ’s reputation, compliance, or operations, EigenQ reserves the right to terminate this Agreement for cause without liability.

6.5. No Infringement of Third-Party Rights

a) The Contractor represents and warrants that:

i) Any Work Product, deliverables, inventions, or services provided to EigenQ shall be original and shall not infringe upon any patents, copyrights, trademarks, trade secrets, or other proprietary rights of any third party.

ii) The Contractor has not and shall not use any proprietary information, software, data, code, or trade secrets belonging to a former employer, client, or third party in fulfilling their obligations to EigenQ unless authorized in writing.

b) The Contractor agrees to indemnify and hold EigenQ harmless against any claims, liabilities, or damages arising from any alleged misuse, misappropriation, or infringement of third-party intellectual property.

7. Indemnification & Limitation of Liability

7.1. Reference to Separate Indemnification Agreement

The parties acknowledge that the Contractor has executed an Indemnification Agreement with the Company, which governs all indemnification rights and obligations. The terms of that agreement shall control in all matters related to indemnification, defense, and advancement of expenses.

7.2. No Additional Indemnification Obligations

Nothing in this Agreement shall create any additional indemnification rights beyond those set forth in the Indemnification Agreement or as otherwise provided under the Company’s Bylaws or the Delaware General Corporation Law (DGCL).

7.3. Limitation of Liability

To the fullest extent permitted by law, neither party shall be liable for any consequential, indirect, special, or punitive damages arising from this Agreement, except in cases of fraud, gross negligence, willful misconduct, or as otherwise required by law.

7.4. Insurance Requirements

The Company may maintain appropriate Directors and Officers (D&O) insurance policies that extend coverage to the Contractor in accordance with the terms of the separate Indemnification Agreement.

8. Term & Termination

8.1. Term of the Agreement

a) This Agreement shall commence on the Effective Date and shall continue until terminated by either party as provided herein.

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b) The Agreement shall remain in force unless explicitly superseded by a subsequent written agreement between the Contractor and EigenQ, or unless terminated under Sections 8.2 or

8.3.

8.2. Termination for Convenience

a) Either party may terminate this Agreement for convenience upon providing thirty (30) days’ prior written notice to the other party.

b) Upon receipt of a termination notice, the Contractor shall immediately begin an orderly wind-down of services and transition of any outstanding work product as directed by EigenQ.

c) The Contractor shall be compensated for any fully vested Stock Appreciation Rights (SARs) as set forth in the applicable SAR Agreement. Any unvested SARs shall be treated in accordance with the SAR Agreement.

8.3. Termination for Cause

EigenQ may terminate this Agreement immediately upon written notice to the Contractor if:

a) The Contractor materially breaches any provision of this Agreement, including but not limited to confidentiality obligations, conflicts of interest, regulatory compliance, or failure to perform assigned duties, and fails to cure such breach within the specified cure period;

b) The Contractor engages in fraud, willful misconduct, gross negligence, or any act that materially harms the reputation, operations, or financial interests of EigenQ;

c) The Contractor is convicted of, pleads guilty, or no contest to a criminal offense involving fraud, dishonesty, or any conduct that could reasonably be expected to negatively impact their ability to perform services for EigenQ;

d) The Contractor becomes subject to government sanctions, regulatory enforcement actions, or legal proceedings that could reasonably be expected to jeopardize EigenQ’s compliance obligations, investor relationships, or business operations;

e) The Contractor violates securities laws, insider trading regulations, or SEC compliance rules in connection with their role at EigenQ.

Termination Process & Cure Period:

Board Determination: Termination for Cause shall require a formal determination by EigenQ’s Board of Directors, which shall be final and binding unless subject to arbitration per Section 9.

Notice & Opportunity to Cure:

(i) Except in cases of fraud, criminal activity, regulatory violations, or gross misconduct, the Contractor shall be provided with written notice of the breach and shall have ten (10) business days from the date of notice to cure the breach to EigenQ’s reasonable satisfaction.

(ii) If the breach is not cured within the designated period, termination shall be effective immediately.

Immediate Termination: In cases involving fraud, criminal activity, regulatory violations, or any action materially harming EigenQ’s business, termination shall be immediate and without a cure period.

8.4. EVect of Termination on Obligations

a) Upon termination of this Agreement, the Contractor shall:

i) Immediately cease performing all services on behalf of EigenQ;

ii) Return or destroy all Confidential Information in compliance with Section 4.8 (or as required by the CIIAA);

iii) Submit any outstanding reports, deliverables, or final documentation requested by EigenQ to facilitate continuity.

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b) The termination of this Agreement shall not affect the Contractor’s obligation to comply with ongoing provisions, including but not limited to confidentiality, intellectual property assignment, indemnification, and non-compete obligations. Additional post-termination obligations specific to the Contractor’s role may be found in Exhibit A, according to their role.

8.5. Survival of Certain Provisions Post-Termination

The following provisions shall survive termination of this Agreement:

a) Section 4 – Confidentiality & Intellectual Property (including reference to the CIIAA);

b) Section 5 – Non-Compete, Non-Solicitation & Conflict of Interest;

c) Section 6 – Representations & Warranties;

d) Section 7 – Indemnification & Limitation of Liability;

e) Section 9 – Dispute Resolution & Governing Law;

f) Section 10 – Compliance with SEC & Other Regulatory Requirements (as required under applicable securities laws, The Contractor shall remain bound by any SEC-related reporting obligations that apply under U.S. securities laws, even after termination).

Termination of this Agreement shall not relieve either party of any obligations incurred prior to termination or affect any rights or remedies available under applicable law.

9. Dispute Resolution & Governing Law

9.1. Choice of Law (Delaware)

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

9.2. Arbitration Clause (Maryland Venue)

a) Any dispute, claim, or controversy arising out of, or relating to, this Agreement, including its breach, termination, or validity, shall be resolved exclusively through binding arbitration administered by the American Arbitration Association (AAA) in accordance with its Commercial Arbitration Rules.

b) The seat of arbitration shall be Columbia, Maryland, USA. The arbitration shall be conducted before a single arbitrator mutually agreed upon by both parties or, if no agreement is reached, appointed pursuant to the AAA Rules.

c) The arbitration shall be confidential, and no party shall disclose its existence, content, or outcome, except as required by law or necessary for enforcement of the arbitral award.

d) The arbitrator shall have the authority to grant any legal or equitable remedies available under Maryland and Delaware law, including injunctive relief, but shall not have the power to award punitive or exemplary damages, unless required by applicable law.

e) The arbitrator’s decision shall be final and binding, and judgment upon the award rendered may be entered in any court having jurisdiction.

9.3. Venue & Jurisdiction for Legal Disputes

If any party seeks court intervention for injunctive relief, enforcement of an arbitral award, or any matter not subject to arbitration, the parties irrevocably consent to the exclusive jurisdiction of the state and federal courts located in Columbia, Maryland, and agree not to contest jurisdiction or venue in such courts.

9.4. Attorney’s Fees & Costs

In any dispute arising from this Agreement, the prevailing party shall be entitled to recover reasonable attorney’s fees and costs, in addition to any other relief granted by the arbitrator or court.

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9.5. Waiver of Jury Trial

Each party irrevocably waives any right to a trial by jury in any proceeding relating to this Agreement, whether before a court or in arbitration.

10. Compliance with SEC & Other Regulatory

Requirements

10.1. SEC Disclosures & Reporting

a) The Contractor acknowledges that EigenQ Inc. is subject to U.S. Securities and Exchange Commission (SEC) regulations, including but not limited to Regulation CF, Regulation A+, and Regulation D reporting requirements.

b) The Contractor agrees to provide any information reasonably requested by EigenQ to comply with SEC disclosures, periodic reporting, or investor communications, provided such information does not conflict with confidentiality or attorney-client privilege.

c) If the Contractor is identified as an executive officer, director, or key personnel in any SEC filings, they agree to review and verify the accuracy of such disclosures before submission.

10.2. Compliance with Reg CF & Reg A+ Investor Reporting

a) The Contractor acknowledges that EigenQ may raise capital through equity crowdfunding and other securities offerings regulated under Reg CF (Regulation Crowdfunding) and Reg A+.

b) The Contractor shall not engage in any communications, solicitations, or representations to potential investors regarding EigenQ’s securities offerings unless expressly authorized by the Company and in compliance with SEC rules on permissible communications under Reg CF and Reg A+.

c) The Contractor agrees to comply with all “Testing the Waters” (TTW) and investor communication guidelines established by EigenQ to ensure compliance with Reg CF and Reg A+ advertising and marketing rules.

d) If the Contractor is required to disclose conflicts of interest or related-party transactions in SEC filings, they agree to promptly notify EigenQ’s legal or compliance team.

10.3. Tax Classification of Contractor (W-9/W-8BEN)

a) The Contractor acknowledges that they are responsible for their own tax obligations and that EigenQ shall not withhold income tax, payroll tax, or any other employment-related deductions.

b) The Contractor agrees to complete and submit IRS Form W-9 (for U.S. persons) or IRS Form W-8BEN (for non-U.S. persons) to EigenQ before receiving any compensation, including Stock Appreciation Rights (SARs) or other forms of remuneration.

c) If applicable, the Contractor agrees to provide any required annual tax documentation (e.g., IRS Form 1099-NEC for U.S. contractors) and acknowledges that they are responsible for self-employment tax compliance.

10.4. Anti-Corruption & Export Control Compliance (if applicable)

a) The Contractor shall comply with all anti-corruption laws, including the U.S. Foreign Corrupt Practices Act (FCPA), the U.K. Bribery Act, and any other applicable anti-bribery laws.

b) The Contractor shall not offer, promise, or provide any payment, gift, or benefit to any government official, investor, or third party in exchange for business advantages related to EigenQ.

c) The Contractor agrees to comply with all applicable U.S. export control laws and trade sanctions, including those administered by the Bureau of Industry and Security (BIS) and the Office of Foreign Assets Control (OFAC).

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d) If the Contractor’s work involves handling or developing sensitive technology, cryptographic systems, or defense-related research, they agree to notify EigenQ and comply with any required export control licensing or regulatory restrictions.

e) Any violations of this clause shall be grounds for immediate termination of this Agreement and may subject the Contractor to legal consequences.

11. General Provisions

11.1. Entire Agreement Clause

This Agreement, together with any referenced or incorporated documents, including but not limited to:

(i) Stock Appreciation Rights (SARs) Agreement

(ii) Confidential Information and Invention Assignment Agreement (CIIAA)

(iii) Any applicable Indemnification Agreements

(iv) EigenQ’s Bylaws and governance policies

constitutes the entire agreement between the parties.

This Agreement supersedes all prior agreements, negotiations, representations, or understandings, whether written or oral, relating to the subject matter herein.

No modifications or amendments shall be binding unless:

a) Set forth in writing,

b) Explicitly reference this Agreement, and

c) Are signed by both parties (or duly authorized representatives).

The Contractor acknowledges that they have been granted access to EigenQ’s secure data room and agree to comply with EigenQ’s Bylaws and governance policies, as amended from time to time. However, any updates shall only be binding if:

1. The updates do not materially alter the Contractor’s rights or obligations without prior written notice, and

2. The Contractor receives reasonable notice of any material changes.

11.2. Amendments & Modifications

No modification, amendment, or waiver of any provision of this Agreement shall be valid unless it is made in writing and signed by both EigenQ’s Board of Directors (or an authorized officer) and the Contractor. Amendments may be required to reflect changes in regulatory requirements, company policies, or the nature of services provided, and the Contractor agrees to execute such amendments as reasonably requested by EigenQ.

11.3. No Waiver of Rights

Failure by either party to enforce any right, term, or provision under this Agreement shall not constitute a waiver of such right or provision. Any waiver shall only be effective if made in writing and signed by the waiving party. A waiver of any one breach shall not be considered a waiver of any future breaches or of other provisions of this Agreement.

11.4. Severability Clause

If any provision of this Agreement is determined to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be modified to the minimum extent necessary to make it enforceable while preserving the parties’ original intent. If modification is not possible, the provision shall be severed from this Agreement, and the remaining provisions shall continue in full force and effect.

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11.5. Assignment & Subcontracting

a) The Contractor shall not assign, delegate, or subcontract any rights or obligations under this Agreement without the prior written consent of EigenQ.

b) EigenQ may assign this Agreement to a successor entity, affiliate, or acquirer without Contractor’s consent, provided that such assignment does not materially affect Contractor’s rights.

c) Any attempted assignment or delegation in violation of this section shall be null and void.

11.6. Force Majeure Clause

Neither party shall be held liable for any failure or delay in performing their obligations under this Agreement due to events beyond their reasonable control, including but not limited to:

(i) Natural disasters (earthquakes, floods, hurricanes, pandemics);

(ii) Acts of war, terrorism, riots, civil unrest, or government-imposed sanctions;

(iii) Power outages, internet failures, cyberattacks, or supply chain disruptions;

(iv) Changes in laws, regulations, or government orders that make performance illegal or impracticable.

If a Force Majeure Event occurs, the affected party shall promptly notify the other party in writing and take reasonable steps to mitigate its impact. If performance is delayed for more than sixty (60) days, either party may terminate this Agreement without further liability.

11.7. Notice Requirements & Communication Methods

a) All notices, requests, and other communications under this Agreement shall be in writing and delivered via:

(i) Email (with confirmation of receipt)

(ii) Certified mail or recognized courier service (FedEx, DHL, UPS)

(iii) Hand delivery to the respective party’s registered business address

b) Notices to EigenQ Inc. shall be sent to:

EigenQ Inc.

Attn: Legal Department

9175 Guilford Rd, Ste 300

Columbia, MD 21046, USA

Email: legal@eigenq.com

c) Notices to the Contractor shall be sent to the contact details provided in this Agreement. The Contractor is responsible for notifying EigenQ of any changes in their contact information.

d) Notices shall be deemed received:

(i) On the same day, if sent by email before 5:00 PM (ET)

(ii) On the next business day, if sent by courier

(iii) After three (3) business days, if sent by certified mail

11.8. Counterparts & Electronic Signatures Clause (DocuSign, etc.)

a) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

b) The parties agree that electronic signatures (via DocuSign, Adobe Sign, or similar platforms) shall have the same legal effect as handwritten signatures.

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c) This Agreement may be stored electronically, and any electronic copies or scans of the signed Agreement shall be deemed originals for all purposes.

12. Signatures & Execution

12.1. Contractor Signature

By signing below, the Contractor acknowledges that they have read, understood, and agreed to all the terms and conditions set forth in this Agreement. The Contractor further affirms that they have the legal capacity and authority to enter into this Agreement.

Contractor:

Full Legal Name: Jose R. Rosas-Bustos

Signature: /s/ Jose R. Rosas-Bustos

Date: March 13, 2025

12.2. Authorized Company Representative Signature

By signing below, EigenQ Inc. confirms that it has duly authorized this Agreement and acknowledges the engagement of the Contractor under the specified terms.

EigenQ Inc.

Name: Dr. Jesse Van Griensven Thé

Title: Chief Executive Officer (CEO)

Signature: /s/ Dr. Jesse Van Griensven Thé

Date: March 13, 2025

EXHIBIT A: ROLE-SPECIFIC CONDITIONS

This Exhibit A is incorporated into and made part of the Officer Independent Contractor Agreement (ICA) between EigenQ Inc. (“Company”) and the Contractor. The conditions outlined here apply specifically to the role assigned to the Contractor under the Agreement.

General Provisions Applicable to All Roles

(i) Scope: This Exhibit defines additional responsibilities, authority, and limitations specific to the assigned executive role.

(ii) Hierarchy of Terms: In case of conflict between this Exhibit and the Agreement, this Exhibit shall govern the role-specific conditions.

(iii) Amendments: The Board of Directors may amend this Exhibit with prior written notice to the Contractor.

(iv) Reporting: Each Contractor shall report directly to the Board of Directors or Executive Chairman, as determined in the Agreement.

ROLE-SPECIFIC TERMS

SECTION 1: CHIEF EXECUTIVE OFFICER (CEO)

1.1 Responsibilities

(i) Lead and direct the overall strategy, vision, and operations of the Company.

(ii) Ensure Company objectives align with business goals and investor expectations.

(iii) Represent the Company in key investor, regulatory, and media engagements.

(iv) Drive high-level fundraising, capital structuring, and investor relations.

(v) Supervise and provide strategic direction to other officers and departments.

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1.2 Authority & Limitations

(i) Contract Signing: May approve and sign contracts up to $250,000 per transaction. Any amount exceeding this threshold requires Board approval.

(ii) Hiring/Firing Authority: May approve hiring or termination of executive officers, subject to Board confirmation.

(iii) Equity & Financial Decisions: Cannot authorize stock issuances, SARs, or convertible instruments without Board approval.

(iv) Regulatory Compliance: Responsible for ensuring compliance with SEC regulations, corporate governance policies, and applicable laws.

SECTION 2: CHIEF TECHNOLOGY OFFICER (CTO)

2.1 Responsibilities

(i) Oversee technology strategy, architecture, and product development.

(ii) Direct research initiatives in quantum cybersecurity, quantum communication, post-quantum cryptography, and quantum computing.

(iii) Ensure IP protection, patent filings, and licensing of core technologies.

(iv) Maintain regulatory compliance for sensitive technology and export control laws (e.g., ITAR, EAR, GDPR).

(v) Advise the Board on emerging quantum technologies and cybersecurity risks.

2.2 Authority & Limitations

(i) Technical Budget Approval: May approve R&D expenditures up to $100,000 per quarter. Larger amounts require CFO/Treasurer approval.

(ii) Hiring/Firing Authority: Can hire or terminate technical staff below VP level; executive-level hiring requires Board confirmation.

(iii) Technology Partnerships: May engage in research collaborations but cannot grant IP rights without Board approval.

(iv) IP & Confidentiality: Subject to strict non-disclosure and invention assignment obligations per the CIIAA.

SECTION 3: CHIEF OPERATING OFFICER (COO)

3.1 Responsibilities

(i) Manage daily business operations, including corporate infrastructure and HR functions.

(ii) Implement business processes to improve efficiency and scalability.

(iii) Oversee customer success, support services, and operational logistics.

(iv) Work with the CFO/Treasurer to ensure financial oversight and cost control.

(v) Develop internal policies on ethics, compliance, and regulatory matters.

3.2 Authority & Limitations

(i) Operational Spending: May authorize non-strategic expenditures up to $50,000 per transaction. Strategic expenditures require Board approval.

(ii) Hiring/Firing Authority: Can approve hiring/termination of non-executive employees but cannot approve changes to executive leadership.

(iii) Vendor & Supply Chain Agreements: May enter into vendor agreements below $100,000 per year, subject to CFO approval.

(iv) No Equity or Compensation Authority: Cannot alter compensation structures or approve SARs.

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SECTION 4: CHIEF PARTNERSHIP OFFICER (CPO)

4.1 Responsibilities

(i) Develop and maintain strategic alliances, government partnerships, and industry collaborations.

(ii) Identify and structure joint ventures, licensing, and research agreements.

(iii) Act as the primary relationship manager for strategic partners and alliances.

(iv) Represent EigenQ in industry panels, events, and policy discussions.

4.2 Authority & Limitations

(i) Partnership Agreements: May negotiate non-binding agreements, but final execution requires Board or CEO approval.

(ii) Financial Commitments: Cannot commit EigenQ to any financial liability exceeding $25,000 without Board consent.

(iii) Government & Defense Contracts: May engage in discussions but cannot execute contracts subject to ITAR/EAR without Board approval.

(iv) Confidentiality: Must follow strict government compliance protocols for sensitive defense-related partnerships.

SECTION 5: CHIEF RESEARCH OFFICER (CRO)

5.1 Responsibilities

(i) Lead all quantum computing, cryptography, and cybersecurity research efforts.

(ii) Oversee academic collaborations, publications, and open-source contributions.

(iii) Supervise laboratory security protocols, compliance, and technical integrity.

(iv) Advise the Board on key scientific and technological advancements.

5.2 Authority & Limitations

(i) Research Grants & Funding: May apply for research grants but cannot commit equity or licensing rights without Board approval.

(ii) Publication & IP Management: Cannot publish EigenQ research without legal and Board review.

(iii) Technical Procurement: May approve research-related purchases up to $50,000 per quarter.

(iv) Government Research Compliance: Must ensure all research follows data privacy laws, export control laws, and classified research guidelines.

SECTION 6: TREASURER

6.1 Responsibilities

(i) Manage corporate treasury functions, cash flow, and financial reporting.

(ii) Ensure compliance with SEC regulations and corporate governance policies.

(iii) Oversee stockholder communications, investor relations, and audits.

(iv) Work with the CEO and CFO on fundraising strategies.

6.2 Authority & Limitations

(i) Financial Transactions: May approve wire transfers and financial transactions up to $100,000 per occurrence, subject to Board confirmation.

(ii) Budgeting & Forecasting: Must prepare quarterly financial reports for Board review.

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(iii) Stock Issuance & SARs: Cannot issue stock, SARs, or equity compensation without explicit Board approval.

(iv) Regulatory Filings: Responsible for ensuring accurate and timely SEC, IRS, and financial compliance filings.

7. FINAL PROVISIONS

7.1 Acknowledgment

The Contractor acknowledges that Exhibit A is an integral part of the Independent Contractor Agreement (ICA) and agrees to comply with all role-specific responsibilities, authority, and limitations outlined herein.

7.2 Hierarchy of Terms

In case of a conflict between this Exhibit and the main Agreement, this Exhibit shall govern role-specific matters.

7.3 Amendments

EigenQ’s Board of Directors reserves the right to amend, modify, or supplement the terms outlined in this Exhibit with prior written notice to the Contractor. No additional signature is required for such amendments unless they materially alter the Contractor’s obligations.

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